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                                                                    EXHIBIT 99.1


An excerpt from presentation materials of senior executive officers of Goodrich Corporation to be delivered on June 20, 2001 at the Paris Air Show.

Part of this presentation contains forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those projected in the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed with the Securities and Exchange Commission, including but not limited to the last section of the Management's Discussion and Analysis entitled "Forward-Looking Information is Subject to Risk and Uncertainty" contained in the company's Annual Report on Form 10-K and in other filings.

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                       FINANCIAL SUMMARY AND 2001 OUTLOOK


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                      2001 OUTLOOK - CONTINUING OPERATIONS

                                            Actual 2000            Outlook 2001         % Change
                                            -----------            ------------         --------
SALES ($M)

   Aerospace                                     $3.7                 $4.2                  +14%
   Engineered Industrial                          0.7                  0.7              Relatively Flat
                                                  ---                  ---              ---------------
         Total                                   $4.4                 $4.9                +12 to 13%

SEGMENT OPERATING MARGINS                        16.4%             Around 15%

CORPORATE OPERATING MARGINS                      14.6%             Around 14%

DILUTED E.P.S.

   - Book                                       $2.97                $3.40-3.50           +13 to 17%
   - Cash (Exclud. Goodwill)                    $3.13                $3.60-3.70           +13 to 17%


Assumptions:

- Aerospace assumes 860 - 880 unit commercial transport production, 5% RPM growth
- EIP assumes modest economic recovery; second half stronger than first
- Slightly lower margins (Aerospace acquisitions, higher OE mix, new program/R&D investments)
- 34% effective tax rate for 2001